[LETTERHEAD OF DAVIDSON & COMPANY]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration of ASP Ventures Corp. on Form S-8 of our report dated February 27, 2002 appearing in the Annual Report on Form 10-KSB of ASP Ventures Corp. for the year ended December 31, 2001.

"DAVIDSON & COMPANY"

Chartered Accountants

Vancouver, Canada

April 4, 2002